UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2005

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

On July 27, 2005, pursuant to the terms of a Development, Option and License Agreement between POZEN Inc. (“POZEN” or the “Company”) and Nycomed Danmark ApS (“Nycomed”), dated as of May 15, 2003, POZEN exercised an option and was granted an exclusive license, with the right to sublicense, develop, manufacture and commercialize single-entity products and combination products containing lornoxicam in the United States (and its territories) and Canada.

On July 28, 2005, POZEN filed a current report on Form 8-K (the “Original 8-K”) which announced the option exercise and filed a redacted copy of the Agreement as Exhibit 10.1. In connection with the Original 8-K, POZEN sought confidential treatment of portions of the Agreement. This amendment is filed for the sole purpose of refiling the Agreement, along with Schedule J-1 thereto, in connection with a pending application for confidential treatment. The redactions to the Agreement have been amended in accordance with a revised application for confidential treatment filed separately by POZEN with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1*	Development, Option and License Agreement between POZEN Inc. and Nycomed Danmark ApS, dated as of May 15, 2003.

*	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date: January 10, 2006